                                                                     EXHIBIT 3.2



                           AMENDED AND RESTATED BYLAWS


                                       OF


                        CAPSTAR BROADCASTING CORPORATION


                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I:  OFFICES
         1.1      Registered Office and Agent.....................................................................1
         1.2      Other Offices...................................................................................1

ARTICLE II:  MEETINGS OF STOCKHOLDERS
         2.1      Annual Meeting................................................................................  1
         2.2      Special Meeting...............................................................................  1
         2.3      Place of Meetings.............................................................................  2
         2.4      Notice........................................................................................  2
         2.5      Notice of Stockholder Business at Annual Meeting..............................................  2
         2.6      Voting List...................................................................................  3
         2.7      Quorum........................................................................................  3
         2.8      Required Vote; Withdrawal of Quorum...........................................................  3
         2.9      Method of Voting; Proxies.....................................................................  3
         2.10     Record Date...................................................................................  4

ARTICLE III:  DIRECTORS
         3.1      Management....................................................................................  5
         3.2      Number; Qualification; Election; Eligibility; Term............................................  5
         3.3      Nomination of Director Candidates.............................................................  5
         3.4      Change in Number..............................................................................  6
         3.5      Removal.......................................................................................  6
         3.6      Newly Created Directorships and Vacancies.....................................................  6
         3.7      Meetings of Directors.........................................................................  6
         3.8      Election of Officers..........................................................................  7
         3.9      Regular Meetings..............................................................................  7
         3.10     Special Meetings..............................................................................  7
         3.11     Notice........................................................................................  7
         3.12     Quorum; Majority Vote.........................................................................  7
         3.13     Procedure.....................................................................................  7
         3.14     Presumption of Assent.........................................................................  7
         3.15     Compensation..................................................................................  7

ARTICLE IV:  COMMITTEES
         4.1      Designation...................................................................................  8
         4.2      Number; Qualification; Term...................................................................  8
         4.3      Committee Changes.............................................................................  8
         4.4      Alternate Members of Committees...............................................................  8
         4.5      Regular Meetings..............................................................................  8
         4.6      Special Meetings..............................................................................  8
         4.7      Quorum; Majority Vote.........................................................................  8
         4.8      Minutes.......................................................................................  8
         4.9      Compensation..................................................................................  9
         4.10     Responsibility................................................................................  9



                                        i

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
ARTICLE V:  NOTICE
         5.1      Method........................................................................................  9
         5.2      Waiver........................................................................................  9

ARTICLE VI:  OFFICERS
         6.1      Number; Titles; Term of Office................................................................  9
         6.2      Removal.......................................................................................  9
         6.3      Vacancies..................................................................................... 10
         6.4      Authority..................................................................................... 10
         6.5      Compensation.................................................................................. 10
         6.6      Chairman of the Board......................................................................... 10
         6.7      Chief Executive Officer....................................................................... 10
         6.8      President..................................................................................... 10
         6.9      Vice Presidents............................................................................... 10
         6.10     Treasurer..................................................................................... 10
         6.11     Assistant Treasurers.......................................................................... 11
         6.12     Secretary..................................................................................... 11
         6.13     Assistant Secretaries......................................................................... 11

ARTICLE VII:  CERTIFICATES AND STOCKHOLDERS
         7.1      Certificates for Shares....................................................................... 11
         7.2      Replacement of Lost or Destroyed Certificates................................................. 11
         7.3      Transfer of Shares............................................................................ 12
         7.4      Registered Stockholders....................................................................... 12
         7.5      Regulations................................................................................... 12
         7.6      Legends....................................................................................... 12

ARTICLE VIII:  MISCELLANEOUS PROVISIONS
         8.1      Dividends..................................................................................... 12
         8.2      Reserves...................................................................................... 12
         8.3      Books and Records............................................................................. 12
         8.4      Fiscal Year................................................................................... 12
         8.5      Seal.......................................................................................... 12
         8.6      Resignations.................................................................................. 12
         8.7      Securities of Other Corporations.............................................................. 13
         8.8      Telephone Meetings............................................................................ 13
         8.9      Action Without a Meeting...................................................................... 13
         8.10     Invalid Provisions............................................................................ 14
         8.11     Mortgages, etc................................................................................ 14
         8.12     Headings...................................................................................... 14
         8.13     References.................................................................................... 14
         8.14     Amendments.................................................................................... 14

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        CAPSTAR BROADCASTING CORPORATION

                             A DELAWARE CORPORATION


                                    PREAMBLE

         These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation (as the same may be amended and restated from time to time) of Capstar Broadcasting Corporation, a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                               ARTICLE I: OFFICES

         1.1 Registered Office and Agent. The registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

         1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.


                      ARTICLE II: MEETINGS OF STOCKHOLDERS

         2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

         2.2 Special Meeting. Except as otherwise required by law, special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors serving at the time of that vote, and no stockholder of the Corporation shall require the board of directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. A special meeting shall be held on such date and at such time as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

         2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waive of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

         2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to each stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

         2.5 Notice of Stockholder Business at Annual Meeting. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of a majority of the members of the board of directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this bylaw.

               (b) No business proposed by a stockholder to be considered at an annual meeting of the common stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the common stockholders at that meeting unless, no later than sixty days before the annual meeting of common stockholders or (if later) ten days after the first public notice of that meeting is sent to common stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class and series of stock of the Corporation beneficially owned by that stockholder;
(3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any; and (5) with respect to each nominee and such stockholder the information and notices required by Section 3.3 of these Bylaws. Notwithstanding the previous sentence, the Corporation may exclude from its proxy materials any proposed business that may be excluded by applicable law.

               (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this bylaw. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Nothing in this Section 2.5 shall relieve a stockholder who proposes to conduct business


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at an annual meeting from complying with all applicable requirements, if any, of the Exchange Act, and the rules and regulations thereunder.

         2.6 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

         2.7 Quorum. The holders of a majority in voting power of the outstanding shares then entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these Bylaws. Notwithstanding the preceding sentence, in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting of stockholders. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         2.8 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority in voting power of the outstanding shares then entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.9 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Corporation or bylaw, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.



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



         2.10 Record Date. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

                    (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                    (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                    (iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

               (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

               (c) Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.

               (d) Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.


                             ARTICLE III: DIRECTORS

         3.1 Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these Bylaws, the board of directors may exercise all the powers of the Corporation.

         3.2 Number; Qualification; Election; Eligibility; Term. The number of directors which shall constitute the entire board of directors shall be as set forth in the Certificate of Incorporation. Within the limits above specified, the number of directors which shall constitute the entire board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the entire board of directors serving at the time of that vote. Except as otherwise required by law or the certificate of incorporation of the Corporation, the directors of the Corporation shall be elected at an annual meeting of stockholders at which a quorum is present by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors or a class of directors. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority. All directors must, in order to be elected or reelected, meet the eligibility requirements of Section 3.3.

         3.3 Nomination of Director Candidates. (a) Nominations of persons for election to the board of directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the board of directors or
(ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote for the election of the director so nominated.

               (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, no later than sixty days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. The other provisions of these Bylaws notwithstanding, in order to be eligible for election as a director, an individual must have been nominated, by written notice delivered to the Corporation at its principal place of business in Austin, Texas. Such notice shall set forth (i) as to each nominee for election as a director that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class and series of stock of the Corporation owned beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his acceptance of the nomination by that stockholder, stating his intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election, and (ii) if the nomination is submitted by a stockholder of record,
(A) the name and address, as they appear on the Corporation's books, of such stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made and (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder of record and such beneficial owner.

               (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The election of any director in violation of this bylaw shall be void and of no effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nothing in this Section 3.3(c) shall release a stockholder from complying with all applicable requirements, if any, of the Exchange Act, and the rules and regulations thereunder.

         3.4 Change in Number. If the number of directors that constitutes the whole board of directors is changed in accordance with the certificate of incorporation and these Bylaws, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

         3.5 Removal. Except as otherwise provided by law, no director of any class of directors of the Corporation shall be removed before the expiration of that director's term of office except by an affirmative vote of the holders of not less than a majority in voting power of the outstanding shares entitled to vote thereon cast at the annual meeting of stockholders or at any special meeting of stockholders called for this purpose by a majority of the members of the board of directors serving at the time of that vote. Except as provided by law, a director of the Corporation may be removed with or without cause.

         3.6 Newly Created Directorships and Vacancies. Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, or by the sole remaining director, and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation or removal from office. If there are no directors in office (or where holders of any class or classes or series thereof are entitled to elect one or more directors, there are no directors of such class in office), an election of directors may be held in the manner provided by statute.

         3.7 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.



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



         3.8 Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

         3.9 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

         3.10 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the President, or any director.

         3.11 Notice. The Secretary shall give written or printed notice of each special meeting to each director no later than ten (10) days before the meeting. Notice of any such meeting need not be given to any party entitled to notice who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Such notice shall state the place, day and time of the meeting and the purpose or purposes for which the meeting is called.

         3.12 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

         3.13 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President, if he is a director, shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

         3.14 Presumption of Assent. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who vote in favor of such action.

         3.15 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings


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



of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.


                             ARTICLE IV: COMMITTEES

         4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

         4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

         4.3 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         4.4 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee members is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         4.5 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

         4.6 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting.

         4.7 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present any adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these Bylaws.

         4.8 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.



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



         4.9 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

         4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed by law upon it or such director.


                                ARTICLE V: NOTICE

         5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex or telefax shall be deemed to be delivered and given at the time transmitted with transmission confirmed and all charges prepaid and addressed as aforesaid.

         5.2 Waiver. Whenever any notice is required to be given to any stockholder, director or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                              ARTICLE VI: OFFICERS

         6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

         6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.



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



         6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

         6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

         6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate to a committee of the board of directors, the Chairman of the Board or the President the power to determine the compensation of any officer or agent (other than the officer to whom such power is delegated).

         6.6 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

         6.7 Chief Executive Officer. The Chief Executive Officer shall, subject to the board of directors, have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board or in the absence of inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

         6.8 President. The President shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the Chief Executive Officer, and shall exercise the powers of the Chief Executive Officer during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of the Chief Executive Officer at the time such action was taken.


         6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President, and (in order of their seniority as determined by the board of directors, or in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         6.10 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President.

         6.11 Assistant Treasurers. Each Assistant Treasurer shall have such power and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         6.12 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board, the Chief Executive Officer, or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board, the Chief Executive Officer, or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, the Chief Executive Officer, and the President.

         6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.


                   ARTICLE VII: CERTIFICATES AND STOCKHOLDERS

         7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

         7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

         7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.


                     ARTICLE VIII: MISCELLANEOUS PROVISIONS

         8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

         8.2 Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

         8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

         8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

         8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the


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



Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8.7 Securities of Other Corporations. With the prior approval of a majority of the Corporation's board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President, the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.

         8.8 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the board of directors and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         8.9 Action Without a Meeting. (a) Unless otherwise provided in the certificate of incorporation of the Corporation or these Bylaws, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 8.9(a) to the Corporation, written consents signed by holders of sufficient voting power to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided by law.

               (b) Unless otherwise restricted by the certificate of incorporation of the Corporation or by these Bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered


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


to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

         8.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

         8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

         8.12 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

         8.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include the other gender where appropriate.

         8.14 Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting. Notwithstanding any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation of the Corporation, these Bylaws shall not be altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of these Bylaws and by the vote of the holders of not less than a majority in voting power of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class.







                                       14